U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 1-A/A

Amendment No. 3
REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933
Solar Integrated Roofing Corporation
(Exact name of issuer as specified in its charter)
Nevada
(State of other jurisdiction of incorporation or organization)
12411 Poway Road
Poway, CA 92064
760-916-7444
(Address, including zip code, and telephone number,
including area code of issuer's principal executive office)
Matheau J. W. Stout, Esq.
400 E. Pratt Street, 8th Floor
Baltimore, Maryland 21202
(410) 429-7076
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

1700	20-8999059
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.
This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

PART II - OFFERING CIRCULAR - FORM 1-A: TIER 1

Dated:  May 9, 2019

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

SOLAR INTEGRATED ROOFING CORPORATION
12411 Poway Road
Poway, CA 92064
760-916-7444
http://www.solarintegratedroofingcorp.com

50,000,000 Shares of Common Stock at $0.10 per Share
Minimum Investment:  12,500 Shares ($1,250.00)
Maximum Offering: $5,000,000.00

See The Offering - Page 11 and Securities Being Offered - Page 49 For Further Details
None of the Securities Offered Are Being Sold By Present Security Holders
This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 90 days from the date of qualification by the Securities And Exchange Commission,
Unless Extended or Terminated Earlier By The Issuer

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

PLEASE REVIEW ALL RISK FACTORS ON PAGES PAGE 13 THROUGH PAGE 27 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.
THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.
Because these securities are being offered on a "best efforts" basis, the following disclosures are hereby made:
	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$0.10	$0	$0.10	None
Minimum Investment	$1,250.00	$0	$1,250.00	None
Maximum Offering	$5,000,000.00	$0	$5,000,000	None

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(1) The Company shall pay no commissions to underwriters for the sale of securities under this Offering.
(2) Does not reflect payment of expenses of this offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include fees to be paid to the escrow agent and technology providers. This amount represents the proceeds of the offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER."
(3) There are no finder's fees or other fees being paid to third parties from the proceeds. See 'PLAN OF DISTRIBUTION.'
GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE
THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering (the "Offering") consists of Common Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Solar Integrated Roofing Corporation, a Nevada Corporation ("SIRC" or the "Company"). There are 50,000,000 Shares being offered at a price of $.10 per Share with a minimum purchase of 12,500 shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate amount of the Shares offered is $5,000,000.00 (the "Maximum Offering"). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 90 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company's CEO. Pending each closing, payments for the Shares will be deposited in an escrow account set up by Keystone to be held in escrow for the Company. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received by the escrow agent shall be held only in a non-interest bearing bank account. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company's business in a manner consistent with the "USE OF PROCEEDS TO ISSUER" in this Offering Circular.
THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND
FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS).
IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS
IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure
This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar.

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meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular
In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

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OFFERING SUMMARY, PERKS AND RISK FACTORS
OFFERING SUMMARY
The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.
Type of Stock Offering:	Common Stock

Price Per Share:	$0.10

Minimum Investment:	$1,250.00 per investor (12,500 Share of Common Stock)

Maximum Offering:	$5,000,000.00. The Company will not accept investments greater than the Maximum Offering amount.

Maximum Shares Offered:	50,000,000 Shares of Common Stock

Use of Proceeds:	See the description in section entitled "USE OF PROCEEDS TO ISSUER" on page 32 herein.

Voting Rights:	The Shares have full voting rights.

Length of Offering:
Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 90 days from the date of qualification by the Commission, (3) if Company in its sole discretion extends the offering beyond 90 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this
Offering.

The Offering
Common Stock Outstanding (1)	70,951,016 Shares
Common Stock in this Offering	50,000,000 Shares
Stock to be outstanding after the offering (2)	120,951,016 Shares
(1) The Company has also authorized 5,000,000 shares of Class A Preferred Stock, of which all 5,000,000 shares are issued and outstanding, and 5,000,000 shares of Class B Preferred Stock of which 0 shares are issued and outstanding at present. No Preferred Stock is being sold in this Offering.
(2) The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this offering.

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The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an escrow account until the next closing after they are received by the escrow agent. At each closing, with respect to subscriptions accepted by the Company, funds held in escrow will be distributed to the Company, and the associated Shares will be issued to the investors that purchased such Shares. Investors may not withdraw their Shares from escrow unless the offering is terminated without a closing having occurred.
The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.
Our common stock is quoted on OTCMarkets.com under trading symbol "SIRC."  We are not listed on any trading market or stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A consistent public trading market for the shares may not develop.
Investment Analysis
There is no assurance Solar Integrated Roofing Corporation will be profitable, or that management's opinion of the Company's future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.
RISK FACTORS
The purchase of the Company's Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company's business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.
The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company's current expectations.
Before investing, you should carefully read and carefully consider the following risk factors:
Risks Relating to the Company and Its Business
The Company Has Limited Operating History
The Company has a limited operating history and has suffered losses and there can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.

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The Company Is Dependent Upon Its Management, Key Personnel and Consultants to Execute the Business Plan
The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers as well as other key personnel and consultants. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the healthy living, healthcare and online industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.
Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People
The Company is dependent upon management in order to conduct its operations and execute its business plan; however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.
The Company Is Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.
Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our consolidated financial position and results of operations in the period or periods for which determination is made.
The Company Is Not Subject To Sarbanes-Oxley Regulations And Lack The Financial Controls And Safeguards Required Of Public Companies.
The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.
The Company Has Engaged In Certain Transactions With Related Persons.
Please see the section of this Offering Circular entitled "Interest of Management and Others in Certain Related-Party Transactions and Agreements"
Changes In Employment Laws Or Regulation Could Harm The Company's Performance.
Various federal and state labor laws govern the Company's relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

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The Company's Bank Accounts Will Not Be Fully Insured
The Company's regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company's banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.
The Company's Business Plan Is Speculative
The Company's present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.
The Company Will Likely Incur Debt
The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.
The Company's Expenses Could Increase Without a Corresponding Increase in Revenues
The Company's operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company's consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.
The Company Will Be Reliant On Key Suppliers
The Company intends to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on the Company's consolidated financial results and on your investment.
Increased Costs Could Affect The Company
An increase in the cost of raw materials or energy could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

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Inability to Maintain and Enhance Product Image
It is important that the Company maintains and enhances the image of its existing and new products. The image and reputation of the Company's products may be impacted for various reasons including litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns. Such concerns, even when unsubstantiated, could be harmful to the Company's image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company's insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company's business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company's products could damage the Company's reputation and diminish the value of the Company's brand, which could have a material adverse effect on the Company's business, results of operations, and financial condition, as well as your investment. Deterioration in the Company's brand equity (brand image, reputation and product quality) may have a material adverse effect on its consolidated financial results as well as your investment.
If We Are Unable To Protect Effectively Our Intellectual Property, We May Not Be Able To Operate Our Business, Which Would Impair Our Ability To Compete
Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company's consolidated financial results as well as your investment.
Computer, Website or Information System Breakdown Could Affect The Company's Business
Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company's ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company's consolidated financial results as well as your investment.
Changes In The Economy Could Have a Detrimental Impact On The Company
Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's consolidated financial results and on your investment.
The Amount Of Capital The Company Is Attempting To Raise In This Offering Is Not Enough To Sustain The Company's Current Business Plan
In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

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Additional Financing May Be Necessary For The Implementation Of Our Growth Strategy
The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.
Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares
Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock, which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. The majority of our currently outstanding Shares of stock is beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.
Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company's Actual Operating Results May Be Materially Different From Our Forecasted Results
Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:
•     whether the Company can obtain sufficient capital to sustain and grow its business
•     our ability to manage the Company's growth
•     whether the Company can manage relationships with key vendors and advertisers
•     demand for the Company's products and services
•     the timing and costs of new and existing marketing and promotional efforts
•     competition
•      the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel
•     the overall strength and stability of domestic and international economies
•     consumer spending habits
Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, consolidated results of operations and consolidated financial condition.

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To Date, The Company Has Had Operating Losses And May Not Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable
The Company has been operating at a loss since the Company's inception, but has recently operated at a profit. The Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company's business. As a result, the Company expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.
The Company May Be Unable To Manage Their Growth Or Implement Their Expansion Strategy
The Company may not be able to expand the Company's product and service offerings, the Company's markets, or implement the other features of the Company's business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on the Company's administrative, operational and financial resources. If the Company is unable to successfully manage the Company's future growth, establish and continue to upgrade the Company's operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company's consolidated financial condition and consolidated results of operations could be materially and adversely affected.
The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company's Proprietary Rights And The Company May Not Be Able To Ensure Their Protection
The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company's trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company's competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company's trade secrets from others use, or if the Company's competitors develop equivalent knowledge, it could have a material adverse effect on the Company's business. Any infringement of the Company's proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company's proprietary rights could result in the Company's competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company's proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company's trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company's future operating results.
The Company's Business Model Is Evolving
The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market the Company's products to potential users who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company's business model as the Company's market continues to evolve.

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The Company Needs to Increase Brand Awareness
Due to a variety of factors, the Company's opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning the Company's brand, products and services will depend largely on the effectiveness of the Company's marketing efforts. Therefore, the Company may need to increase the Company's financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company's brand name or if the Company incurs significant expenses promoting and maintaining the Company's brand name, it would have a material adverse effect on the Company's consolidated results of operations.
The Company Faces Competition In The Company's Markets From A Number Of Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than Does The Company
In many cases, the Company's competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company's consolidated results of operations.
A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company's Reputation And Operating Revenues
To the extent that the Company's activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company's or these third parties' systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company's products and services, reputational damage, and claims or regulatory actions against us. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company's business practices or pricing structure, any of which could have a material adverse effect on the Company's operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.
The Company Depends On Third-Party Providers For A Reliable Internet Infrastructure And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Would Significantly Impair The Company's Ability To Conduct Its Business
The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to 'denial-of-service' attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers' performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company's ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

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The Company's Employees May Engage In Misconduct Or Improper Activities
The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company's reputation.
Limitation On Director Liability
The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Risks Relating to This Offering and Investment
The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering
The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.
An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment
An investment in the Company's Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.
The Shares Are Offered On A "Best Efforts" Basis And The Company May Not Raise The Maximum Amount Being Offered
Since the Company is offering the Shares on a "best efforts" basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company's working capital needs.

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If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise
There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.
Investor Funds Will Not Accrue Interest While In Escrow Prior To Closing
All funds delivered in connection with subscriptions for the securities will be held in a non-interest bearing escrow account until a closing of the Offering, if any. If we fail to close prior to the termination date, investor subscriptions will be returned without interest or deduction. Investors in the securities offered hereby may not have the use of such funds or receive interest thereon pending the completion of the Offering.
We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Future, So Any Return On Investment May Be Limited To The Value Of Our Shares
We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.
The Company May Not Be Able To Obtain Additional Financing
Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company's current shareholders and to you if you invest in this Offering.
The Offering Price Has Been Arbitrary Determined
The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company's present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.
The Management Of The Company Has Broad Discretion In Application of Proceeds
The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

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An Investment in the Company's Shares Could Result In A Loss of Your Entire Investment
An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.
There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders
While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.
There a Limited Public Trading Market for the Company's Shares
At present, the Company's common stock is quoted on OTCMarkets.com under the trading symbol "SIRC."  Our common stock experiences fluctuation in volume and trading prices.  There is no consistent and active trading market for the Company's securities and the Company cannot assure that a consistent trading market will develop. OTCMarkets.com provides significantly less liquidity than a securities exchange such as the NASDAQ Stock Market. Prices for securities traded solely on OTCMarkets.com may be difficult to obtain and holders of the Shares and the Company's securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors' Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise until the Company becomes a current public reporting company with the Securities and Exchange Commission and otherwise is current in the Company's business, financial and management information reporting, and applicable holding periods have been satisfied.
Sales Of A Substantial Number Of Shares Of Our Type Of Stock May Cause The Price Of Our Type Of Stock To Decline
If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.
The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate
The discussions and information in this Offering Circular may contain both historical and "forward- looking statements" which can be identified by the use of forward-looking terminology including the terms "believes," "anticipates," "continues," "expects," "intends," "may," "will," "would," "should," or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company's operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

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You Should Be Aware Of The Long-Term Nature Of This Investment
Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.
Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company
The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.
The Shares In This Offering Have No Protective Provisions.
The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a 'liquidation event' or 'change of control' the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.
You Will Not Have Significant Influence On The Management Of The Company
Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.
No Guarantee of Return on Investment
There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.
IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

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DILUTION
The term 'dilution' refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 41.34 % of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.
If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. As of the date of this Offering, the net tangible book value of the Company was approximately $9,247,347.00, based on the number of Shares of Common Stock 70,951,016 issued and outstanding. as of the date of this Offering Circular, that equates to a net tangible book value of approximately $0.13033 per share of Common Stock on a pro forma basis. Net tangible book value per share consists of shareholders' equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $0.07646 per share of Common Stock.
Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately $0.04 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $0.07646 per Share. These calculations do not include the costs of the offering, and such expenses will cause further dilution.
The following table illustrates this per Share dilution:
Offering price per Share*	$0.10
Net Tangible Book Value per Share before Offering (based on 70,951,016 Shares)	$0.13033
Decrease in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 50,000,000 Shares)	($0.05387)
Net Tangible Book Value per Share after Offering (based on [ISSUED AND OUTSTANDING COMMON AFTER OFFERING] Shares)	$0.07646
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$0.02354
*Before deduction of offering expenses
There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.
PLAN OF DISTRIBUTION
We are offering a Maximum Offering of up to 50,000,000 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to break escrow and distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. The Company will undertake one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an escrow account until the next closing after they are received by the escrow agent. The Company expects to hold closings when material funds are held in the escrow account. The Company will take a number of considerations into account when determining when to hold a closing. Such considerations will include the amount of funds raised in the Offering prior to such closing, the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering. Furthermore, the Company anticipates that closings will be held such that no cleared investor funds will remain in escrow for more than approximately 30 business days. At each closing, funds held in escrow will be distributed to the Company, and the associated Shares will be issued to the investors in such Shares. All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit cards or ACH transfer directly to the Company. Except as stated above, subscribers have no right to a return of their funds unless no closings have occurred by the termination date of the Offering, in which event investor funds held in escrow will promptly be refunded to each investor without interest. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 90 days from the date of qualification by the Commission in the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.
None of the Shares being sold in this offering are being sold by existing securities holders.

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After the Offering Statement has been qualified by the Securities and Exchange Commission (the "SEC"), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription.
You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an "accredited investor" as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.
No broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority ("FINRA"), is being engaged as an underwriter or for any other purpose in connection with this Offering.
This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 90 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.
If you decide to subscribe for any Common Stock in this offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is 12,500 Shares of Common Stock in the principal amount of $1,250.00. All subscription checks should be sent to the following address:
In such case, subscription checks should be made payable to Solar Integrated Roofing Corporation If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.
The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.
This is an offering made under "Tier 1" of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.
Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.
The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of "specially designated nationals" or "blocked persons" maintained by the U.S. Office of Foreign Assets Control ("OFAC") at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.
The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

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USE OF PROCEEDS TO ISSUER
The Use of Proceeds is an estimate based on the Company's current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.
The maximum gross proceeds from the sale of the Shares in this Offering are $5,000,000.00. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $4,975,000.00 after the payment of offering costs including broker-dealer and selling commissions, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.
Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital. At present, management's best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company's management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company's management at all times.
A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.
USE OF PROCEEDS

	10%	25%	50%	75%	100%
ACQUISITION CAPITAL	500,000	750,000	1,500,000	2,750,000	4,000,000

WORKING CAPITAL	-	500,000	1,000,000	1,000,000	1,000,000

TOTAL	500,000	1,250,000	2,500,000	3,7545,000	5,000,000
The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company's management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

Acquisition Capital means funds allocated for the planned purchase of other roofing businesses which will complement the operations of the Company. Although the Company has identified possible acquisition targets businesses in the roofing industry, its negotiations with such roofing businesses are currently in the Letter of Intent (LOI) stage and have not reached the stage of drafting or executing definitive acquisition agreements. If and when the Company enters into definitive acquisition agreements with any of these roofing businesses, we will disclose the terms of such agreements and attached them to the Offering as exhibits.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Company Overview and Plan of Operation

Landstar Development Group, Inc. (the "Company") was incorporated under the laws of the State of Nevada on May 1, 2007 as Sterling Oil & Gas Company. The name was changed on February 21, 2014.

On November 9, 2015 the board approved a name change to SOLAR INTEGRATED ROOFING CORPORATION. The Company is an integrated solar and roofing installation company specializing in commercial and residential properties with a focus on acquisitions of like companies.

Business Development Plan

The primary components of our growth strategy are as follows:

•    Promoting and enhancing our Company's brand and reputation in solar design and integration and expanding our installation business.

•    Expanding our business into the energy management space.

Expansion of Installation Business

We are planning to expand our installation business. We will continue to execute our marketing and sales strategy in Southern California and, with additional capital, will be able to expand our business to cover Northern California, or other states. The planned expansion is expected to occur through acquiring smaller installation companies in these regions and/or through the establishment of subsidiaries in these states and boost our installation profits. Our current intention is to establish two new offices located in Northern California or other states and in San Diego. The estimated start-up cost for each new branch would be approximately $500,000.

Expected Changes in Number of Employees, Plant, and Equipment

We do not currently plan to purchase specific additional physical plant and significant equipment within the immediate future. We do not currently have specific plans to change the number of our employees during the next twelve months.

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Results of Operations

Year Ended February 28, 2018 Compared to Year Ended February 28, 2017

  Net Revenues
For the years ended February 28, 2018 and 2017, our business had total sales of $7,199,469 and $6,881,647, respectively. For twelve months ended February 28, 2018, revenues increased due to additional solar installations completed.

Gross Profits

For the years ended February 28, 2018 and 2017, our business had total gross profits of $1,976,334 and $1,279,480 respectively. For the twelve months ended February 28, 2018 gross profits increased by $696,844, primarily due to the increase in revenues offset by increases in professional fees and marketing expenses.

Personnel Expenses

For the years ended February 28, 2018 and 2017, our business had salary, personnel expenses of $607,935 and $673,377, respectively.  For the twelve months ended February 28, 2018 salaries, wages, and related expenses decreased by $65,442 mainly due to additional office and middle management salaries.
Professional Fees

For the years ended February 28, 2018 and 2017, our business had professional and consulting expenses of $137,127 and $54,645, respectively.  For the twelve months ended February 28, 2018 professional and consulting expenses increased by $82,482 due to increases in public company expenses.

Marketing Expenses

For the years ended February 28, 2018 and 2017, our business had marketing expenses of $408,346 and $283,836, respectively.  For the twelve months ended February 28, 2018 marketing expenses increased by $124,510 due to increases in expanding the customer base.

General and Administrative Expenses

For the years ended February 28, 2018 and 2017, our business had general and administrative expenses of $566,745 and $538,507, respectively.  For the twelve months ended February 28, 2018 general and administrative expenses increased by $28,238 primarily due to additional project management.

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Liquidity and Capital Resources

Net cash used in operating activities for the years ended February 28, 2018, and February 28, 2017 was $242,541 and ($752,731), respectively, net of changes in operating assets and liabilities, primarily due to discontinuing operations of a wholly owned subsidiary.
Net cash used in investing activities for the years ended February 28, 2018, and February 28, 2017 was ($43,734) and $716,316, respectively.  The change was primarily due to a decrease in expenditures for equipment and investment in acquisition in 2017.
Net cash provided in financing activities for the years ended February 28, 2018, and February 28, 2017 was ($231,739) and $60,462, respectively.  The change was primarily due to discontinuing operations of a wholly owned subsidiary.
For the year ended February 28, 2018 the Company recorded net income of $243,138 and provided $242,541 of cash in operating activities.  For the year ended February 28, 2017, the Company recorded a net loss of ($301,220) and used $752,731 of cash for operating activities.
As of February 28, 2018, the Company had $62,380 in cash to fund its operations.  The Company does not believe its current cash balance will be sufficient to allow the Company to fund its planned operating activities for the next twelve months.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations or substantially curtail some of its planned activities.  These conditions raise substantial doubt as to the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities should the Company be unable to continue as a going concern.
As the Company continues to incur losses, achieving profitability is dependent on achieving a level of revenues adequate to support the Company's cost structure.  The Company may never achieve profitability, and unless and until it does, the Company will continue to need to raise additional capital.  Management intends to fund future operations through additional private or public equity offering and may seek additional capital through arrangements with strategic partners of from other sources.  There can be no assurances, however, that additional funding will be available on terms acceptable to the Company, or at all.  Any equity financing may be dilutive to existing shareholders.
Off-Balance Sheet Arrangements
We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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Nine months ended November 30, 2018 and November 30, 2017

During the nine months ended November 30, 2018, we generated revenues of $3,997,597 and incurred costs of sales of $3,004,056, resulting in gross profit of $993,541. We incurred general and administrative expenses of $396,882, interest expense of $96,939, and other income of $0. Our net loss for the quarter ended November 30, 2018 was $182,599.

By comparison, during the nine months ended November 30, 2017, we generated revenues of $5,343,745 and incurred costs of sales of $3,839,861, resulting in gross profit of $1,503,884. We incurred general and administrative expenses of $367,895, interest expense of $7,816, and other expense of $5,502. Our net income for the quarter ended June 30, 2017 was $267,775.

Our decrease in revenues of approximately $450,000 and our decrease in related cost of goods sold of approximately $510,000 during the three quarters ended November 2018, as compared to the same three quarters last year, are mainly due a decrease in overall sales and related costs of sales.

Our operating expenses were lower in the three quarters of 2018 compared to the same three quarters of 2017 in the amount of approximately $150,000, mainly due to: (i) personnel costs decreasing by approximately $110,000 in three quarters of 2018; (ii) marketing expenses decreasing approximately $63,000; (iii) general & administrative expenses increasing approximately $29,000; and (iv) professional expense decreasing approximately $8,000.

Liquidity and Capital Resources

As of November 30, 2018, we had current assets in the amount of $574,667 consisting of cash and cash equivalents in the amount of $49,110, inventory of $55,836, and accounts receivable of $469,731.

As of November 30, 2018, we had current liabilities in the amount of $1,471,402. These consisted of accounts payable in the amount of $382,497, accrued interest payable of $96,939, and notes payable of $991,966. Our working capital deficit as of November 30, 2018 was therefore $896,725. During the nine months ended November 30, 2018, our operating activities used a net $426,696 in cash.

As of November 30, 2018, we had long-term liabilities of $96,345.

In order to move forward with our business development plan set forth above, we will require additional financing, as allocated in the Use of Proceeds section above.

We will require substantial additional financing, in order to execute our business expansion and development plans and we may require additional financing in order to sustain substantial future business operations for an extended period of time. We currently do not have any firm arrangements for financing and we may not be able to obtain financing when required, in the amounts necessary to execute on our plans in full, or on terms which are economically feasible.

We are currently seeking additional financing. If we are unable to obtain the necessary capital to pursue our strategic plan, we may have to reduce the planned future growth of our operations.

Off Balance Sheet Arrangements

As of November 30, 2018, there were no off balance sheet arrangements.

Going Concern

We have experienced recurring net losses and had an accumulated deficit of $6,607,495 as of November 30, 2018. To date, we have not been able to produce sufficient sales to become cash flow positive and profitable on a consistent basis. The success of our business plan during the next 12 months and beyond will be contingent upon generating sufficient revenue to cover our costs of operations and/or upon obtaining additional financing. For these reasons, our auditor has raised substantial doubt about our ability to continue as a going concern.

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Critical Accounting Policies
We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.
Income taxes are one such critical accounting policy. Income taxes are recorded on an accrual basis of accounting based on tax positions taken or expected to be taken in a tax return. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon examination by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all or some portion, of such assets will more than likely not be realized. Should they occur, our policy is to classify interest and penalties related to tax positions as income tax expense. Since our inception, no such interest or penalties have been incurred.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.
Use of Estimates
The preparation of the unaudited condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. In the opinion of management, the condensed financial statements included herein contain all adjustments necessary to present fairly the Company's financial position and the results of its operations and cash flows for the periods presented. Such adjustments are of a normal recurring nature.
Cash
The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At times, the Company's cash balances may exceed the current insured amounts under the Federal Deposit Insurance Corporation. There were no accounts that exceeded federally insured limits at February 28, 2018 and February 28, 2017.

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Accounts Receivable
Accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Inventory
Inventories are stated at the lower of cost or market using the Average Cost Method. The company had Inventory of $31,045 and $181,512for the year ended February 28, 2018 and February 28, 2017, respectively.  The entire inventory balance is related to roofing and solar production.
Impairment of Long-Lived Assets
The Company's long-lived assets (consisting primarily of the fixed assets) are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Through February 28, 2018, the Company had not experienced impairment losses on its long-lived assets.
Advertising Costs
The Company expenses the cost of advertising and marketing as incurred. Advertising and marketing expense was $408,346 and $283,836 for the year ended February 28, 2018 and February 28, 2017, respectively.
Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to write off the cost of depreciable assets to operations over their estimated service lives. The Company uses the straight-line method of depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and the resulting profit or loss will be reflected in the statement of income. The estimated lives used to determine depreciation and amortization are:

Software	2-3 Years
Office Equipment	3-7 Years
Furniture and fixtures	8 Years
Waste and Recycling Equipment	5 Years
Leasehold Improvements	Varies by Lease
Service Equipment	5 Years

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Leases

We lease office and warehouse space in the ordinary course of our business. Our most significant lease obligations are for fixed assets specific to our industry. Our leases have varying terms. Some may include renewal or purchase options, escalation clauses, restrictions, penalties or other obligations that we consider in determining minimum lease payments. The leases are classified as either operating leases or capital leases, as appropriate.
Deferred Financing Policy
The Company presents deferred financing costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs is reported as interest expense.
Capital Leases
Assets under capital leases are capitalized using interest rates determined at the inception of each lease and are depreciated over either the useful life of the asset or the lease term, as appropriate, on a straight-line basis. The present value of the related lease payments is recorded as a debt obligation.
Revenue Recognition
The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery of product has met the criteria established in the arrangement or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. This occurs when the services are completed in accordance with the contracts we have with clients. In connection with our products and services arrangements, when we are paid in advance, these amounts are classified as deferred revenue and recognized as revenue in the period the services were performed. For managed service fees, we require that payment be received on the first day of the service month. For repairs, maintenance and construction open-top services, we bill in arrears and include those billings in unbilled revenue on the accompanying balance sheets. Certain revenue-producing transactions are subject to taxes, such as sales tax, assessed by governmental authorities. Sales tax is recorded as a liability until it is paid to the state agency for which the services were collected.
Deferred Revenue

Prepayments from customers before the period in which service is delivered are recorded as deferred revenue.
Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, "Fair Value Measurements and Disclosures", which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.
ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:
Level 1 — quoted prices in active markets for identical assets or liabilities
Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable
Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)
The fair value of the Company's current assets and current liabilities approximate their carrying values due to their short-term nature.

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Income Taxes

We record a provision for income taxes for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, we recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. We record a valuation allowance to reduce our deferred tax assets to the net amount that we believe is more likely than not to be realized.
We recognize tax benefits from uncertain tax positions only if we believe that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Although we believe that we have adequately reserved for our uncertain tax positions, we can provide no assurance that the final tax outcome of these matters will not be materially different. We make adjustments to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and operating results.
Recent Accounting Pronouncements

In February 2017, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2017-02, Leases (Topic 842).  ASU 2017-02 impacts any entity that enters into a lease with some specified scope exceptions.  The new standard establishes a right-of-use (ROU) model that requires the lessee to record a ROU asset and lease liability on the balance sheet for all leases with terms longer than 12 months.  Leases will be classified as either a finance or operating, with classification affecting the pattern of expense recognition in the statement of operations.  The guidance updates and supersedes Topic 840, Leases. For public entities, ASU 2017-02 is effective for fiscal years, and interim periods with those years, beginning after December 15, 2018 and early adoption is permitted.  A modified retrospective transition approach is required for leases existing at, or entered into after the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.  The Company has not yet implemented this guidance.  However, based on the Company's current operating lease arrangements, the Company does not expect adoption of this standard to have a material impact on its financial statements based on current obligations.

In August 2017, the FASB issued ASU No. 2017-15, Statement of Cash Flows (Topic 230). This standard addresses the classification of eight specific cash flow issues with the objective of reducing the existing diversity in practice.  ASU 2017-15 will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. We are currently evaluating the impact of this new guidance on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350).  This standard simplifies how an entity is required to test for goodwill impairment.  ASU 2017-04 will be effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019, with early adoption permitted after January 1, 2017.  We are currently evaluating the impact of this new guidance on our consolidated financial statements.
Additional Company Matters
The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.
The Company is not presently involved in any other legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, in the next 12 months.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
As of October 31, 2018, the Solar Integrated Roofing Corporation had 25 full-time employees, who were not an executive officer of the Company, and no part-time employees.

On January 9, 2019, the Company hired a new CFO and Treasurer. The directors and executive officers of the Company as of March 14, 2019 are as follows:

David Massey, President, CEO, Secretary Director

Chief Executive Officer of Solar Integrated Roof Incorporated (SIRC), David Massey is a pioneer of the roofing-solar industry. Relying on a combination of vision, business acumen, tenacity and sales and marketing expertise refined almost a 30-year career, David is now leading SIRC's rapid growth by bringing all-inclusive roofing-solar construction services to new markets.
David credits his remarkable success in the industry to his team's focus on ensuring their customers enjoy a great value, the highest quality installation and products that carry the best warranty in the business. And their dedication has paid off, with SIRC's subsidiary, Secure Roofing and Solar, earning an A+ from the Better Business Bureau, winning Angie's List Super Award multiple times and averaging five stars on Yelp.
Born and raised in Evansville, Indiana, David moved to Southern California shortly after he graduated from Benjamin Bosse High School, and by the age of 25, he had established his first roofing company. In the early 1990s, David reconfigured his business to include solar services after having the revelation that solar offered so many advantages, it would one day be on every roof.
Affable and hard-working, David leads SIRC's vigorous plan for growth, which includes purchasing other roofing companies to transform into SIRC's joint roofing-solar model, as well as other home improvement and marketing companies to help SIRC implement its strong cross-sell strategy.
David resides in Carlsbad, California with his French Mastiff, Bentley. And when not attending to SIRC, David enjoys walking the beach, excellent food and spending time with his adult children.

R. Nickolas Jones CFO, Treasurer since January 9, 2019

R. Nickolas Jones was appointed as the Company's Chief Financial Officer and Treasurer effective January 9, 2019. Nick received a Bachelor of Arts degree in Economics from Brigham Young University in 2002, before attending Delta Connections academy to become a professional airline pilot. After his pilot career Nick began working as an accounting consultant for Peregrine Accounting and Consulting, LLC in Farmington, Utah. During his time at Peregrine, Nick has provided accounting services for various private and public companies as well as the SEC Edgarizing services for public companies. He has served on the board of directors of several private and publicly owned companies. He currently lives in Layton, Utah.

James C. DiPrima, former CFO, Treasurer until January 9, 2019

Mr. DiPrima served as our Chief Financial Officer and Treasurer until his resignation on January 9, 2019. Mr. DiPrima has a Bachelor of Science in Business Administration from Creighton University, Omaha, Nebraska.   His career includes 40 years of finance and accounting in both the public and private sectors beginning his career at Deloitte & Touch.

Most recently he has acted as chief executive officer of Rising India, Inc. (OTC: RSII) a public company that is researching and  developing oral and topical cannabis and non-cannabis based pharmaceuticals with strict standards set forward by the pharmaceutical compounding industry. He currently serves as CFO for Solar Integrated Roofing, Inc. a public traded company (NQB: SIRC) that residential solar energy solutions in southern California. and as CFO of PAO Group, Inc. (NQB: PAOG) a publicly traded holdings company dedicated to development and launch of alternative medicine clinics focused on 'non-traditional' patient care solutions. The realm of treatment solutions include cannabis, acupuncture, chiropractic, biofeedback, and other solutions depending upon patient needs.
David Massey, CEO	2018	$0
	2017	$0

James DiPrima, CFO	2018	$0
	2017	$0

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
The directors of Solar Integrated Roofing Corporation are, at present, not compensated by the Company for their roles as directors. For the three present directors, only expenses are reimbursed for their participation on the board of directors. The Company may choose to compensate the present directors in the future, as well as compensate future directors, in the Company's discretion.
Executive Compensation

On January 9, 2019, the Company entered into a Consulting Agreement with R. Nickolas Jones. As part of the agreement, Mr. Jones agrees to serve as the Company's Chief Financial Officer, and Company Treasurer. In consideration for services rendered, he will be paid a consulting fee of $80 per hour. As part of the agreement, the share ownership and voting rights of the Mr. Jones in all matters presented to the shareholders of the Company will be equal to the share ownership and voting rights of Mr. David Massey. Such that if Mr. Massey is issued additional shares or voting rights in any form in the Company, Mr. Jones will also be issued an equal number of shares and or voting rights. This consulting agreement resulted in both a change of control, and a change of officer. The prior CFO and Treasurer, Mr. Jim DiPrima, was released from his duties at that same time.  The Consulting Agreement is attached hereto as an Exhibit.

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.
Board of Directors
Our board of directors currently consists of two directors. None of our directors is "independent" as defined in Rule 4200 of FINRA's listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.
Committees of the Board of Directors
We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.
Director Compensation
We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

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Limitation of Liability and Indemnification of Officers and Directors
Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Nevada law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.
The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.
The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person's services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.
There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.
For additional information on indemnification and limitations on liability of our directors and officers, please review the Company's Bylaws, which are attached to this Offering Circular.
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS
The following table sets forth information regarding beneficial ownership of our Common Stock as of October 31, 2018.  None of our Officers or Directors are selling stock in this Offering.
Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

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Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Common Stock. Percentage of beneficial ownership before the offering is based on 70,951,016 Shares of Common Stock outstanding as of December 27, 2018.
Name and Position	Shares Beneficially Owned Prior to Offering	Shares Beneficially Owned After Offering

David Massey	20,000,000 Common Shares	20,000,000 Common Shares
CEO, President, Secretary	2,500 Preferred Shares	2,500 Preferred Shares
Director

R. Nickolas Jones, CFO, Treasurer	20,000,000 Common Shares 2,500 Preferred Shares	20,000,000 Common Shares 2,500 Preferred Shares

Large Investment Group	6,000,000 Common Shares	6,000,000 Common Shares

Jim DiPrima, former CFO, Treasurer	9,000,000 Common Shares	9,000,000 Common Shares

The table above reflects Shares beneficially owned by our Officers and Directors as of March 14, 2019, following the change in control and change of officer occurring on January 9, 2019. On January 9, 2019, the Company entered into a Stock Purchase Agreement under which the Company sold 11,250,000 shares of Common Stock to R. Nickolas Jones for $245,000.

Also, on January 9, 2019, our CEO David Massey entered into a Stock Purchase Agreement under which he sold 2,500 Preferred Shares to R. Nickolas Jones.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

SECURITIES BEING OFFERED
The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company's Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since it is anticipated that at least for the next 12 months the majority of the Company's voting power will be held by Management through their combined beneficial ownership of 36,160,000 shares of Common Stock, the holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.
The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.
The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company's Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company's Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.
There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this offering to hold its first closing.

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The minimum subscription that will be accepted from an investor is $1,250.00 for the purchase of Twelve Thousand Five hundred (12,500) Shares (the 'Minimum Subscription').
A subscription for $1,250.00 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.
The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.
There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Transfer Online to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company's Bylaws, which are attached to this Offering Circular.
DISQUALIFYING EVENTS DISCLOSURE
Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer's interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain "Disqualifying Events" described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.
It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company's Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.
ERISA CONSIDERATIONS
Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, "ERISA Plans"), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

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Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary's independent control over the assets in his account is adequate to relieve the ERISA Plan's fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.
Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.
Regulations issued on November 13, 1986, by the Department of Labor (the "Final Plan Assets Regulations") provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as "plan assets"). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding "plan assets." Management anticipates that we would clearly be characterized as an "operating" for the purposes of the regulations, and that it would therefore not be deemed to be holding "plan assets."
Classification of our assets of as "plan assets" could adversely affect both the plan fiduciary and management. The term "fiduciary" is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a "fiduciary" of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as "plan assets," certain transactions that we might enter into in the ordinary course of our business might constitute "prohibited transactions" under ERISA and the Code.
Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their "current value" as of the close of the plan's fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, "current value" means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.
The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, "Qualified Plan") and by an individual retirement account ("IRA") is generally exempt from taxation. However, if a Qualified Plan or IRA earns "unrelated business taxable income" ("UBTI"), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

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INVESTOR ELIGIBILITY STANDARDS
The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.
Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A/A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Marcos, California on May 9, 2019.

Solar Integrated Roofing Corporation

Solar Integrated Roofing Corporation

By:  /s/  David Massey
               David Massey
               Chief Executive Officer and Director

Dated:  May 9, 2019
This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/  R. Nickolas Jones
              R. Nickolas Jones
              Chief Financial Officer and Director
Dated:  May 9, 2019
ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES
The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:   /s  David Massey
              David Massey
              Chief Executive Officer and Director
Dated:  May 9, 2019

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Solar Integrated Roofing Corp, Inc. Formerly Landstar Development Group, Inc.

CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2018

(Unaudited)

Pages

Consolidated Balance Sheets as of February 28, 2018 and February 28, 2017	39

Consolidated Statements of Operations for the year ended February 28, 2018 and February 28, 2017	40

Consolidated Statements of Cash Flows for the year ended February 28, 2018 and February 28, 2017	41

Consolidated Statements of Stockholders' Equity/Deficit for the Year ended February 28, 2018 and February 28, 2017	42

Notes to Financial Statements.	43 thru 47

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Solar Integrated Roofing Corp, Inc. Formerly Landstar Development Group, Inc.
CONSOLIDATED BALANCE SHEETS
As of February 28, 2018 AND February 28, 2017
(UNAUDITED)

	2018	2017
ASSETS CURRENT ASSETS
Cash and cash equivalents	$62,380	$95,312
Accounts Receivable	369,051	166,781

Prepaid expenses	-	18,676
Inventory	31,045	181,512

TOTAL CURRENT ASSETS	462,476	462,281

FIXED ASSETS-NET	263,323	219,589
OTHER ASSETS
Notes Receivable	102,422	95,748
Goodwill	9,435,673	9,435,673

Investment in Development projects	365,581	365,581

TOTAL OTHER ASSETS	9,903,676	9,897,002

TOTAL ASSETS	10,626,475	10,578,872
LIABILITIES
CURRENT LIABILITIES
Accounts Payable	607,206	647,604
Notes Payable (Note 3)	680,675	729,084
TOTAL CURRENT LIABILITIES	1,287,881	1,376,688

LONG TERM LIABILITIES Note Payable	82,982	87,237

TOTAL LIABILITIES	1,370,863	1,462,925

STOCKHOLDERS EQUITY (DEFICIT)

Preferred A Stock $.00001 par value 5,000,000 Authorized, 5,000,000 issued at February 28, 2018 and February 28, 2017	50	50
Common Stock, $.00001 par value 750,000,000 Authorized 113,991,675 and 122,525,353 Issued and Outstanding at February 28, 2018 and February 28, 2017 respectively	1,140	1,162

Additional paid-in-capital	3,007,328	3,106,779
Retained Earnings/deficit)	6,250,094	6,006,956

TOTAL STOCKHOLDERS EQUITY	9,258,612	9,114,947

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	10,626,475	10,578,872

See accompanying notes to financial statements

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Solar Integrated Roofing Corp, Inc. Formerly Landstar Development Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended February 28, 2018 and February 28, 2017

(UNAUDITED)

REVENUES:	2018	2017
Sales	$7,199,469	$6,881,647

TOTAL REVENUES	7,199,469	6,881,647

COST OF SALES:

Cost of Goods Sold	5,223,135	5,602,167

GROSS PROFIT	1,976,334	1,279,480

OPERATING EXPENSES:

Personnel Costs	607,935	673,377

Professional Fees	137,127	54,645

Marketing expenses	408,346	283,836

General & administrative expenses	566,745	538,507
TOTAL OPERATING EXPENSES	1,720,153	1,550,365
Net operating income/( loss)	256,181	(270,885)

OTHER INCOME (EXPENSE):

Finance and interest fees	(22,649)	(19,841)

Miscellaneous expense	(2,209)	-
Loss on the sale of assets	-	(18,500)
Other income	11,815	8,006

Total other income/(expense)	(13,043)	(30,335)

Net Income/(Loss)	243,138	(301,220)

Net income /(loss) per common share basic	.0021	(.0025)
Weighted average number of Common Stock	113,991,675	122,525,353

See accompanying notes to financial statements

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Solar Integrated Roofing Corp, Inc. Formerly Landstar Development Group, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the year ended February 28 2018 and February 28, 2017

(UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES	2018	2017
Net Income / (Loss)	$243,138	(301,220)

Adjustments to reconcile net income to net cash provided By operating activities

Common Stock issues for Services	-	-

Changes in operating assets and liabilities:

Increase/ (decrease) in accounts payable	(40,398)	2,388

Increase/ (decrease) in accounts receivable	208,944	(253,711)

(Increase)/decrease in prepaid expenses	(18,676)	(18,676)

(Increase)/decrease in inventory	(150,467)	(181,512)

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	242,541	(752,731)

CASH FLOWS FROM INVESTING ACTIVITIES

Investment in acquisition	-	798,979
Expenditures for equipment	(43,734)	(73,663)

Net cash provided (used) by investing activities	(43,734)	716,316
CASH FLOWS FROM FINANCING ACTIVITIES

Increase/(Decrease) in Notes Payable	(231,739)	60,462

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(231,739)	60,462

NET INCREASE (DECREASE) IN CASH	(32,932)	24,047

CASH AND EQUIVALENTS, BEGINNING OF PERIOD	95,312	71,668

CASH AND EQUIVALENTS, END OF PERIOD	$62,380	$95,312

See accompanying notes to financial statements

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Solar Integrated Roofing Corp, Inc.

Formerly Landstar Development Group, Inc.

CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY/ (DEFICIT)

AS OF FEBRUARY 28, 2018

							Total
					Additional	Accumulated	Shareholders
	Preferred Stock		Common Stock		Paid In	Equity	Equity
	Shares	Value	Shares	Value	Capital	(Deficit)	(Deficit)

Balance, February 28, 2016	5,000,000	$50	111,057,353	$1,048	$2,543,446	$6,285,667	$8,830,211

Issuance of common stock to large investment group	-	-	11,468,000	114	-	-	114

Prior period adjustment	-	-	-	-	-	22,509	22,509

Assumption of debt	-	-	-	-	563,333	-	563,333

Net loss for year ended
February 28, 2017	-	-	-	-	-	(301,220)	(301,220)

Balance, February 28, 2017	5,000,000	$50	122,525,353	$1,162	$3,106,779	$6,006,956	$9,114,947

Common stock surrendered	-	-	(10,000,000)	(100)	-	-	(100)

Issuance of common stock for debt conversion	-	-	1,466,322	78	(99,451)	-	(99,373)

Net loss for year ended
February 28, 2018	-	-	-	-	-	243,138	243,138

Balance, February 28, 2018	5,000,000	$50	113,991,675	$1,140	$3,007,328	$6,250,094	$9,258,612

See accompanying notes to financial statements

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Solar Integrated Roofing Corp, Inc. Formerly Landstar Development Group, Inc.

NOTES TO THE FINANCIAL STATEMENTS

February 28, 2018 and February 28 2017

(Unaudited)

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES A. ORGANIZATION AND OPERATIONS

Landstar Development Group, Inc. (the "Company") was incorporated under the laws of the State of Nevada on May 1, 2007 as Sterling Oil & Gas Company. The name was changed on February 21, 2014.

On November 9, 2015 the board approved a name change to SOLAR INTEGRATED ROOFING

CORPORATION. The Company is an integrated solar and roofing installation company specializing in commercial and residential properties with a focus on acquisitions of like companies.

B. BASIS OF ACCOUNTING

The Company utilizes the accrual method of accounting, whereby revenue is recognized when earned and expenses when incurred. The financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. As such, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and these adjustments are of a normal recurring nature.

C. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

E. CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand; cash in banks and any highly liquid investments with maturity of three months or less at the time of purchase. The Company maintains cash and cash equivalent balances at several financial institutions, which are insured by the Federal Deposit Insurance Corporation up to $250,000. As of February 28, 2018 and February 28, 2017 no amounts were in excess of the federally insured program.

F. COMPUTATION OF EARNINGS PER SHARE

Net income per share is computed by dividing the net income by the weighted average number of common shares outstanding during the period. Due to the net loss, the options and stock conversion of debt are not used in the calculation of earnings per share because the stock conversions and options are considered to be antidilutive.

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G. INCOME TAXES

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company's management has reviewed the Company's tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore the implementation of this standard has not had a material effect on the Company.

H. REVENUE RECOGNITION

Although the Company will derive revenue from several sources, the current revenue is provided from the current acquisition. The Company will recognize revenue once pervasive evidence that an agreement exists; the product or service has been rendered; the fee is fixed and determinable based on the completion of stated terms and conditions; and collection of the amount due is reasonably assured. The Company recognized $7,149,469 in revenues for the year ended February 28, 2018. The Company must meet all of the following four criteria in order to recognize revenue:

1.     Persuasive evidence of arrangement exists

2.     Delivery has occurred

3.     The sales price is fixed or determinable

4.     Collection is reasonably assured

I. FAIR VALUE MEASUREMENT

The Company determines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts reported in the balance sheet for cash, accounts receivable, inventory, accounts payable and accrued expenses, and loans payable approximate their fair market value based on the short-term maturity of these instruments.

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. US GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The established fair value hierarchy prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

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J. GOODWILL

Under the new FASB regulations (Statement of Financial Accounting Standards No. 141, Business

Combinations, and SFAS 142, Goodwill and Other Intangible Assets), companies obliged to report under US GAAP are required now to stop amortizing goodwill at the start of their fiscal year and perform instead a complex impairment test to check the value of their goodwill and intangibles against market value.

K. STOCK-BASED COMPENSATION

The Company measures and recognizes compensation expense for all share-based payment awards made to employees, consultants and directors including employee stock options based on estimated fair values. Stock-based compensation expense recognized for the years ended February 28, 2018 and February 28, 2017 was $0 and $0 respectively. Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that vest during the period.

L. SALES AND ADVERTISING

The costs of sales and advertising are expensed as incurred. Sales and advertising expense was

$408,347 and $283,836 for the year ended February 28, 2018 and February 28, 2017, respectively.

M. NEW ACCOUNTING PRONOUNCEMENTS

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent August 31, 2016 through the date these financial statements were issued.

N. FIXED ASSETS

Fixed Assets are recorded at costs and consists of vehicles and office equipment. We compute depreciation using the straight-line method over the estimated useful lives of the assets. Expenditures for major betterments and additions are charged to the property accounts, while replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are charged to expense.

O. INTELLECTUAL PROPERTY

Intangible assets (intellectual property) are recorded at cost and are amortized over the estimated useful life of the asset. Management evaluates the fair market value to determine if the asset should be impaired at the end of each year.

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P. IMPAIRMENT OF LONG-LIVED ASSETS

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount November not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances.

An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

NOTE 2 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. At February 28, 2018, the Company had net income from operations, for the year ended of $256,180, and accumulated equity of $9,258,612 and negative working capital of $825,405.

The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its common stock or debt financing in order to operate and grow the business. There can be no assurance that the Company will be successful in raising such capital. The key factors that are not within the Company's control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company's business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to provide services. There may be other risks and circumstances that management may be unable to predict.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3 NOTES AND OTHER LOANS

On October 15, 2014 the company agreed to pay Large Investment $181,359 in the form of a note.

Beginning in 2014 the Company entered into a series of Notes. None of the loans are in default.

The following schedule are Notes at February 28, 2018 and February 28,2017:

(Unaudited) (Unaudited) February February Description 28, 2018 28, 2018

Note dated October 14, 2014 $ - $ 11,108

Notes with various dates 117,559 181,359

Note dated October 4, 2016	-	50,000

Notes with various dates and varying interest rates	563,116	486,617

Total notes and loans	$680,675	$729,084

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NOTE 4 STOCKHOLDERS EQUIY/ (DEFICIT)

AUTHORIZED SHARES & TYPES

The Company has authorized 5,000,000 shares of preferred A stock at a par value of $0.0001 at February 28, 2018.

The Company has authorized 20,000,000 shares of preferred B stock at a par value of $0.0001 at February 28, 2018.

The Company has authorized 750,000,000 shares of common stock at a par value of $0.0001 at February 28, 2018.

The Company relies on capital raised through loans, private placement memorandums to assist in the funding of operations.

NOTE 5 INCOME TAXES

Deferred tax assets arising as a result of net operation loss carry forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods.

Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Companys evaluation was performed for the tax years ended February 28, 2018 and February 28, 2017 for U.S. Federal Income Tax and for the State of Nevada.

The Company has net operating loss carry forwards in the amount of approximately $2,378,795 that will expire beginning in 2024. The deferred tax assets including the net operating loss carry forward tax benefit of $2,378,795 total $761,214 which is offset by a valuation allowance. The other deferred tax assets include accrued officer compensation, stock based compensation, and amortization.

The Company follows the provisions of uncertain tax positions. The Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at February 28, 2018 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at February 28, 2018. The open tax years are from 2009 through 2015.

NOTE 6 RELATED PARTY TRANSACTIONS

During the year ended February 28, 2018 and February 28, 2017, there were no related party transactions.

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Solar Integrated Roofing Corp, Inc.

CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2018

(Unaudited)

Pages

Consolidated Balance Sheets as of November 30, 2018 and February 28, 2018	49

Consolidated Statements of Operations for the nine months ended November 30, 2018 and February 28, 2018	50

Consolidated Statements of Cash Flows for the nine months ended November 30, 2018 and February 28, 2018	51

Consolidated Statements of Stockholders' Equity/Deficit for the nine months ended November 30, 2018 and the year ended February 28, 2018	52

Notes to Financial Statements.	53 thru 58

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Solar Integrated Roofing Corp, Inc.

CONSOLIDATED BALANCE SHEETS

As of November 30, 2018, and February 28, 2018

(UNAUDITED)

	2018	2017

ASSETS
CURRENT ASSETS

Cash and cash equivalents	$49,110	$62,380

Accounts Receivable	469,731	369,051

Inventory	55,836	31,045

TOTAL CURRENT ASSETS	574,677	462,476

FIXED ASSETS-NET	295,407	263,323

OTHER ASSETS

Notes Receivable	97,427	102,422

Deposits	4,995	-

Goodwill	9,435,673	9,435,673

Investment in Development projects	365,581	365,581

TOTAL OTHER ASSETS	9,903,676	9,903,676

TOTAL ASSETS	10,773,760	10,629,475

LIABILITIES
CURRENT LIABILITIES

Accounts Payable	382,497	607,206

Accrued Interest Payable	96,939	-

Notes Payable (Note 3)	991,966	680,675

TOTAL CURRENT LIABILITIES	1,471,402	1,287,881

LONG TERM LIABILITIES Note Payable	96,345	82,982

TOTAL LIABILITIES	1,567,747	1,370,863

STOCKHOLDERS EQUITY/ (DEFICIT)

Preferred A Stock $.0001 par value 5,000,000 Authorized, 5,000,000 issued at August 31, 2018 and August 31, 2017	50	50

Common Stock, $.00001 par value 750,000,000 Authorized	709	1,140
70,951,016 and 113,991,675 Issued and Outstanding at
November 31, 2018 and February 28, 2018, respectively

Additional paid-in-capital	3,137,759	3,007,328

Retained Earnings	6,067,495	6,250,094

TOTAL STOCKHOLDERS EQUITY	9,206,013	9,258,612

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	10,773,760	10,629,475

See accompanying notes to financial statements

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Solar Integrated Roofing Corp, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the nine months ended November 30, 2018 and 2017

(UNAUDITED)

	2018	2017

REVENUES:

Sales	$3,997,597	$5,343,745

TOTAL REVENUES	3,997,597	5,343,745

COST OF SALES:

Cost of Goods Sold	3,004,056	3,839,861

GROSS PROFIT	993,541	1,503,884

OPERATING EXPENSES:

Personnel Costs	361,397	471,811

Professional Fees	100,684	108,970

Marketing expenses	220,238	282,910

General & administrative expenses	396,882	367,895

TOTAL OPERATING EXPENSES	1,079,201	1,231,586

Net operating income/( loss)	(85,660)	272,298

OTHER INCOME (EXPENSE):

Finance and interest fees	(96,939)	(7,816)

Miscellaneous expense	-	(2,209)

Loss on the sale of assets	-	-

Other income	-	5,502

TOTAL OTHER INCOME/(EXPENSE)	(96,939)	(4,523)

NET INCOME/(LOSS)	$(182,599)	$267,775

Net income /(loss) per common share basic	$(.002)	$.002

Weighted average number of Common Stock	92,471,345	127,790,723

See accompanying notes to financial statements

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Solar Integrated Roofing Corp, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine months ended November 30, 2018 and 2017

(UNAUDITED)

	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES

Net Income (Loss)	$(182,599)	$267,775

Adjustments to reconcile net income to net cash provided By operating activities

Common Stock issues for Services	9,144	-

Changes in operating assets and liabilities:

Increase/ (decrease) in accounts payable	(224,709)	(187,667)

Increase/(decrease) in accrued interest payable	96,939	-

(Increase)/ decrease in accounts receivable	(100,680)	191,242

(Increase)/decrease in prepaid expenses	-	18,676

(Increase)/decrease in inventory	(24,791)	(181,512)

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(426,696)	108,514

CASH FLOWS FROM INVESTING ACTIVITIES

Investment Capital	110,000	58,000

Expenditures for equipment	(32,084)	(31,312)

NET CASH PROVIDED/(USED) BY INVESTING ACTIVITIES	77,916	26,688

CASH FLOWS FROM FINANCING ACTIVITIES

Increase/(Decrease) in Notes Payable	335,510	(166,421)

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	335,510	(166,421)

NET INCREASE (DECREASE) IN CASH	(13,270)	(31,219)

CASH AND EQUIVALENTS, BEGINNING OF PERIOD	62,380	95,312

CASH AND EQUIVALENTS, END OF PERIOD	$49,110	$64,093

See accompanying notes to financial statements

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Solar Integrated Roofing Corp, Inc.

CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY/ (DEFICIT)

AS OF November 30, 2018

	PREFERRED		COMMON STOCK		ADDITIONAL PAID	ACCUMULATED EQUITY	TOTAL SHAREHOLDERS
	SHARES	VALUE	SHARES	VALUE	IN CAPITAL	(DEFICIT)	EQUITY (DEFICIT)

BALANCE FEBRUARY 28, 2017	5,000,000	$50	122,525,353	$1,162	$3,106,779	$6,006,956	$9,114,947

COMMON STOCK SURRENDERED			(10,000,000)	(100)			(527)

ISSUANCE OF COMMON STOCK FOR DEBT			1,466,322	78	(99,451)		(100,000)

NET INCOME/(LOSS) FEBRUARY 28, 2018						243,138	243,138

BALANCE FEBRUARY 28, 2018	5,000,000	$50	113,991,675	$1,140	$3,007,328	$6,250,094	$9,258,612

COMMON STOCK SURRENDERED			(55,000,000)	(550)	550		-

ISSUANCE OF COMMON STOCK FOR DEBT			364,341	4	10,852		10,854

ISSUANCE OF COMMON STOCK FOR FUNDING			9,120,000	91	109,909		110,000

ISSUANCE OF STOCK FOR SERVICES			2,475,000	24	9,120		9,144

NET LOSS NOVEMBER 30, 2018						(182,597)	(182,597)

BALANCE NOVEMBER 30, 2018	5.000.000	$50	70,951,016	$709	$3,137,759	$6,067,495	$9,206,013

See accompanying notes to financial statements

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Solar Integrated Roofing Corp, Inc.

NOTES TO THE FINANCIAL STATEMENTS

November 30, 2018 and 2017

(Unaudited)

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

A. ORGANIZATION AND OPERATIONS

Landstar Development Group, Inc. (the "Company") was incorporated under the laws of the State of Nevada on May 1, 2007 as Sterling Oil & Gas Company. The name was changed on February 21, 2014.

On November 9, 2015 the board approved a name change to SOLAR INTEGRATED ROOFING CORPORATION. The Company is an integrated solar and roofing installation company specializing in commercial and residential properties with a focus on acquisitions of like companies.

B. BASIS OF ACCOUNTING

The Company utilizes the accrual method of accounting, whereby revenue is recognized when earned and expenses when incurred.  The financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information.  As such, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included and these adjustments are of a normal recurring nature.

C. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

E. CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand; cash in banks and any highly liquid investments with maturity of three months or less at the time of purchase. The Company maintains cash and cash equivalent balances at several financial institutions, which are insured by the Federal Deposit Insurance Corporation up to $250,000. As of November 30, 2018 and February 28, 2017 no amounts were in excess of the federally insured program.

F. COMPUTATION OF EARNINGS PER SHARE

Net income per share is computed by dividing the net income by the weighted average number of common shares outstanding during the period.   Due to the net loss, the options and stock conversion of debt are not used in the calculation of earnings per share because the stock conversions and options are considered to be antidilutive.

- 53 -

G. INCOME TAXES

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company's management has reviewed the Company's tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore the implementation of this standard has not had a material effect on the Company.

H. REVENUE RECOGNITION

Although the Company will derive revenue from several sources, the current revenue is provided from the current acquisition. The Company will recognize revenue once pervasive evidence that an agreement exists; the product or service has been rendered; the price is fixed and determinable based on the completion of stated terms and conditions; and collection of the amount due is reasonably assured.

The Company must meet all of the following four criteria in order to recognize revenue:

1.     Persuasive evidence of arrangement exists

2.     Delivery has occurred

3.     The sales price is fixed or determinable

4.     Collection is reasonably assured

I. FAIR VALUE MEASUREMENT

The Company determines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts reported in the balance sheet for cash, accounts receivable, inventory, accounts payable and accrued expenses, and loans payable approximate their fair market value based on the short-term maturity of these instruments.

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability.  US GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The established fair value hierarchy prioritizes the use of inputs used in valuation methodologies into the following three levels:

-

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

-

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

-

Level 3: Significant unobservable inputs that reflect a reporting entitys own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

- 54 -

J. GOODWILL

Under the new FASB regulations (Statement of Financial Accounting Standards No. 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets), companies obliged to report under US GAAP are required now to stop amortizing goodwill at the start of their fiscal year and perform instead a complex impairment test to check the value of their goodwill and intangibles against market value.

K. STOCK-BASED COMPENSATION

The Company measures and recognizes compensation expense for all share-based payment awards made to employees, consultants and directors including employee stock options based on estimated fair values.  Stock-based compensation expense recognized for the nine months ended November 30, 2018 and 2017 was $9,144 and $0 respectively.  Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that vest during the period.

L. MARKETING AND ADVERTISING

The costs of marketing and advertising are expensed as incurred.  Sales and advertising expense was $220,238 and $282,910 for the nine months ended November 30, 2018 and 2017, respectively.

M. NEW ACCOUNTING PRONOUNCEMENTS

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent August 31, 2016 through the date these financial statements were issued.

N. FIXED ASSETS

Fixed Assets are recorded at costs and consists of vehicles and office equipment. We compute depreciation using the straight-line method over the estimated useful lives of the assets.  Expenditures for major betterments and additions are charged to the property accounts, while replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are charged to expense.

O. INTELLECTUAL PROPERTY

Intangible assets (intellectual property) are recorded at cost and are amortized over the estimated useful life of the asset.  Management evaluates the fair market value to determine if the asset should be impaired at the end of each year.

- 55 -

P. IMPAIRMENT OF LONG-LIVED ASSETS

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount November not be recoverable.  Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances.

An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

NOTE 2 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  At November 30, 2018 the Company had a net loss from operations, for the nine months ended of $182,599 and negative working capital of $896,525.

The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its common stock or debt financing in order to operate and grow the business.  There can be no assurance that the Company will be successful in raising such capital.  The key factors that are not within the Company's control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company's business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to provide services.  There may be other risks and circumstances that management may be unable to predict.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3 NOTES AND OTHER LOANS

On October 15, 2014 the Company agreed to pay Eco Investment $188,708 in the form of a note.

Beginning in 2014 the Company entered into a series of Notes. None of the loans are in default.

The following schedule are Notes:

  (Unaudited) (Unaudited)

Description	November 30, 2018	February 28, 2018

Convertible promissory notes at 12%	$276,500	$376,500

Notes with various dates Eco Investments	116,466	117,559

Notes with various dates and varying interest rates	695,345	269,598

Total notes and loans	$1,088,311	$763,657

- 56 -

NOTE 4 STOCKHOLDERS EQUIY/ (DEFICIT)

AUTHORIZED SHARES & TYPES

The Company has authorized 5,000,000 shares of preferred A stock at a par value of $0.0001 at November 30, 2018.

The Company has authorized 20,000,000 shares of preferred B stock at a par value of $0.0001 at November 30, 2018.

The Company has authorized 750,000,000 shares of common stock at a par value of $0.0001 at November 30, 2018.

The Company relies on capital raised through loans, private placement memorandums to assist in the funding of operations.

NOTE 5 INCOME TAXES

Deferred tax assets arising as a result of net operation loss carry forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods.

Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Companys evaluation was performed for the tax years ended February 28, 2018 and February 28, 2017 for U.S. Federal Income Tax and for the State of Nevada.

The Company has net operating loss carry forwards in the amount of approximately $2,378,795 that will expire beginning in 2024.   The deferred tax assets including the net operating loss carry forward tax benefit of $2,378,795 total $761,214 which is offset by a valuation allowance.  The other deferred tax assets include accrued officer compensation, stock based compensation, and amortization.

The Company follows the provisions of uncertain tax positions. The Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at November 30, 2018 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at November 30, 2018. The open tax years are from 2009 through 2015.

NOTE 6 RELATED PARTY TRANSACTIONS

During the periods ended November 30, 2018 and February 28, 2018, there were no related party transactions.

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NOTE 7 SUBSEQUENT EVENTS

On January 9, 2019, the Company entered into a stock purchase agreement with R. Nickolas Jones. The Company sold Mr. Jones 11,250,000 shares of the Company's common stock, for $245,000. This payment consisted of an immediate payment of $145,000, and the remaining $100,000 to be paid at a future date, no more than 180 days from the Effective date of the agreement.

On January 9, 2019, the Company's CEO, David Massey entered into a stock purchase agreement with R. Nickolas Jones. Mr. Massey sold Mr. Jones 2,500 shares of the Company's Series A Preferred stock, for $5,000. This payment consisted of an immediate payment of $5,000.

On January 9, 2019, the Company entered into a consulting agreement with R. Nickolas Jones. As part of the agreement, Mr. Jones agrees to serve as the Company's Chief Financial Officer, and Company Treasurer. In consideration for services rendered, he will be paid a consulting fee of $80 per hour. As part of the agreement, the share ownership and voting rights of the Mr. Jones in all matters presented to the shareholders of the Company will be equal to the share ownership and voting rights of Mr. David Massey. Such that if Mr. Massey is issued additional shares or voting rights in any form in the Company, Mr. Jones will also be issued an equal number of shares and or voting rights. This consulting agreement resulted in both a change of control, and a change of officer. The prior CFO and Treasurer, Mr. Jim DiPrima, was released from his duties at that same time.

- 58 -

 Item 4. Exhibits

Description	Item	Exhibit

Articles of Incorporation	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Subscription Agreement	Item 17.4	1A-4
R. Nickolas Jones Common Stock Purchase Agreement dated January 9, 2019	Item 17.6	1A-6A
R. Nickolas Jones Preferred Stock Purchase Agreement dated January 9, 2019	Item 17.6	1A-6B
Legal Opinion of Matheau J. W. Stout P.A.	Item 17.12	1A-12

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A/A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Marcos, California on May 9, 2019.

SOLAR INTEGRATED ROOFING CORPORATION

By: /s/ David Massey
            David Massey

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Solar Integrated Roofing Corporation By: /s/ David Massey David Massey Chief Executive Officer and Chief Financial Officer Dated: May 9 , 2019

- 59 -

PART III: EXHIBITS

INDEX TO EXHIBITS

Description	Item	Exhibit

Articles of Incorporation	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Subscription Agreement	Item 17.4	1A-4
R. Nickolas Jones Common Stock Purchase Agreement dated January 9, 2019	Item 17.6	1A-6A
R. Nickolas Jones Preferred Stock Purchase Agreement dated January 9, 2019	Item 17.6	1A-6B
Legal Opinion of Matheau J. W. Stout P.A.	Item 17.12	1A-12

- 60 -